UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 15, 2018

FELLAZO CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208237	30-0840869
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Wisma Huazong, Lot 15285,
0.7km Lebuhraya Sungai Besi,
43300 Seri Kembangan,
Selangor Darul Ehsan, Malaysia.

(Address of principal executive offices)

+603-8938 5638

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2018, Professor Dr. WONG, Kong-Yew gave a one month notice to the Company to resign from the Board of Directors, President, CEO, CFO, Treasurer, Secretary of the Company, effective on May 15, 2018. The resignation was due to the increasing personal commitments and responsibilities. Professor Dr. WONG, Kong-Yew was appointed as the director of the Company on September 9, 2016.

On April 17, 2018, the Board of Directors concurred to accept the resignation of Professor Dr. WONG, Kong-Yew from the Board of Directors and the positions of President, CEO, CFO, Treasurer, Secretary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation Letter from Professor Dr. WONG, Kong-Yew.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO CORP.

	By:	/s/ Prof. Dr. Wong Kong-Yew
Date: April 18 2018	Name:	Prof. Dr. Wong Kong-Yew
	Title:	President, CEO, CFO, Treasurer, Secretary and
Chairman of the Board of Directors of the Company

	By:	/s/ Huang Minxi
Date: April 18 2018	Name:	Huang Minxi
	Title:	Director

	By:	/s/ Yap Kit Chuan
Date: April 18 2018	Name:	Yap Kit Chuan
	Title:	Director